Exhibit 10.2

[* * *] Portions of this exhibit that are both not material and would likely cause competitive harm to the registrant if publicly disclosed have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

IURTC Agreement No. 2020-0121

AMENDMENT #2 TO EXCLUSIVE LICENSE AGREEMENT

This Amendment #2 to Exclusive License Agreement (this “Amendment #2”) is entered into and effective as of July 10, 2020 (the “Amendment #2 Effective Date”) by and between Indiana University Research and Technology Corporation, a non-profit corporation organized under the laws of the state of Indiana, having its principal offices at 518 Indiana Ave., Indianapolis, Indiana 46202 (“IURTC”) and Assembly Biosciences, Inc. (the parent company and assignee of Assembly Pharmaceuticals, Inc.), a Delaware corporation, having its principal offices at 331 Oyster Point Blvd., Fourth Floor, South San Francisco, California 94080 (“Assembly”). IURTC and Assembly may each be referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, IURTC and Assembly, as assignee of Assembly Pharmaceuticals, Inc., a Delaware corporation and wholly owned subsidiary of Assembly, are parties to that certain Exclusive License Agreement dated as of September 3, 2013 with IURTC Agreement No. 2014-0134 (formerly ASS-0313-BB) as amended by Amendment #1 to Exclsuive License Agreement dated as of February 28, 2017 with IURTC Agreement No. 2017-0180 (collectively, the “License Agreement”).

WHEREAS, the Parties desire to amend the License Agreement to clarify the rights of Sublicensees under the License Agreement and clarify the scope of the Patent Rights subject to the License Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and in the License Agreement, IURTC and Assembly agree as follows:

1.Amendments to the License Agreement.  As of the Amendment #2 Effective Date, the License Agreement is hereby amended or modified as follows:

1.1The first paragraph of Section 3.3 of the License Agreement is hereby deleted and replaced in its entirety as follows:

“Assembly may grant Sublicenses to non-Affiliate third parties under this Agreement. Only Assembly, and not its Affiliates, is permitted to grant Sublicenses. Notwithstanding the foregoing, Sublicensees may grant sub-sublicenses (through multiple tiers) under the Agreement solely: (i) to their Affiliates, provided that any such sub-sublicenses shall automatically terminate if the sub-sublicensee party thereto ceases to be an Affiliate of the Sublicensee; (ii) subject to the terms of the Sublicense, to contract research organizations, distributors and other third party subcontractors for the sole purpose of performing Sublicensee’s obligations under the Sublicense; and (iii) to any other third party subject to IURTC’s prior written consent, not to be unreasonably withheld, conditioned or delayed.”

1.2Section 3.3.4 of the License Agreement is hereby deleted and replaced in its entirety as follows:

“Assembly agrees to be fully responsible for the performance of its Sublicensees hereunder and any sub-sublicensees under any sub-sublicenses granted by Sublicensee. Any act or omission by a Sublicensee or sub-sublicensee that would be a breach of this Agreement if imputed to Assembly will be deemed to be a breach by Assembly of this Agreement.”

1.3Section 6.1.1 of the License Agreement is deleted and replaced in its entirety as follows:

“Checks will be sent to:
Indiana University Research and Technology Corporation
Attn: Innovation and Commercialization Office
518 Indiana Avenue
Indianapolis, IN 46202

The IURTC Agreement No. 2014-0134 (formerly ASP- 0313 BB) and purpose of the payment will be included with the check.”

IURTC Agreement No. 2020-0121

1.4Section 15 of the License Agreement is hereby modified to replace IURTC’s notice address as follows:

“Notice:  Any required or permissive notice under this Agreement will be sufficient if in writing and delivered personally, by recognized national overnight courier, or by registered or certified mail, postage prepaid and return receipt requested, to the address below and will be deemed to have been given as of the date shown on the receipt if by certified or registered mail, or the day following dispatch if by overnight courier.

If to IURTC:
The Trustees of Indiana University
Attn: Innovation and Commercialization Office
IURTC Agreement No. 2014-0134 (formerly ASP-0313-BB)
107 S. Indiana Ave., Bryan Hall 211
Bloomington, IN 47405

With copy to:
Indiana University Research and Technology Corporation
Attn: Innovation and Commercialization Office
IURTC Agreement No. 2014-0134 (formerly ASP-0313-BB)
518 Indiana Avenue
Indianapolis, IN 46202

If to Assembly:
Assembly Biosciences, Inc.
Attn: Chief Legal and Business Officer
331 Oyster Point Blvd., Fourth Floor
South San Francisco, CA 94080”

1.5Exhibit A of the License Agreement is hereby deleted and replaced in its entirety with the Exhibit A attached hereto.

2.Limited Effect. Except as specifically modified by this Amendment #2, the Parties agree that all of the terms and conditions set forth in the License Agreement remain in full force and effect.

3.Counterparts; Signatures. This Amendment #2 may be executed in any number of counterparts, each of which taken together shall be deemed to constitute one and the same agreement. The Parties agree that execution of this Amendment #2 by industry standard electronic signature software and/or by exchanging executed signature pages in .pdf format via e-mail shall have the same legal force and effect as the exchange of original signatures, and that in any proceeding arising under or related to this Amendment #2, each party hereby waives any right to raise any defense or waiver based upon execution of this Amendment #2 by means of such electronic signatures or maintenance of the executed agreement electronically.

IN WITNESS WHEREOF, the parties have caused this Amendment #2 to be executed and delivered by their duly authorized representatives as of the Amendment #2 Effective Date.

ASSEMBLY BIOSCIENCES, INC.		INDIANA UNIVERSITY RESEARCH AND TECHNOLOGY CORPORATION
By:	/s/ Jason A. Okazaki	By:	/s/ Simran Trana
Name:	Jason A. Okazaki	Name:	Simran Trana
Title:	Chief Legal and Business Officer	Title:	Associate VP, ICO

IURTC Agreement No. 2020-0121

Exhibit A

Patent Rights

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